Exhibit 10.1

                              ESCROW AGREEMENT

THIS AGREEMENT is made on the 29th day of August, 2005.

BY AND BETWEEN:           4317467 CANADA INC., a Canadian corporation
                         (herein referred to as the "Purchaser")

AND: RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation
                         (herein referred to as "Ramtron")

AND: FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.), a Canadian corporation
                         (herein referred to as the "Fonds")

AND: BUSINESS DEVELOPMENT BANK OF CANADA, a Canadian corporation
                         (herein referred to as "BDC")

AND: INVESTISSEMENT TECHNOLOGIE (3599) INC., a Canadian corporation
                         (herein referred to as "INVESTISSEMENT TECHNOLOGIE")

AND: VISION2000 VENTURE, LTD., a Grand Cayman corporation (herein referred to as "Vision")

                         (Fonds, BDC, INVESTISSEMENT TECHNOLOGIE and Vision herein sometimes referred to as a "Designated Vendor" and collectively as the "Designated Vendors")

AND:                     Irv Lustigman, businessman residing at
                         830 Crevier Street, Montreal, Quebec, H4L 2W2 (herein referred to as "Lustigman")

AND: Andre Lafontaine, businessman residing at 257 Applebee, Pointe Claire, Quebec, H9R 5S1 (herein referred to as "Lafontaine")

                         (herein collectively Lustigman and Lafontaine referred to as "Guarantors")

AND: National Bank Trust Inc., a corporation constituted pursuant the laws of Quebec;
                         (herein referred to as the "Escrow Agent")

AND AS INTERVENOR:       CITIBANK N.A., a  US corporation with offices at
                         388 Greenwich Street, 14th Floor, New York, New
                         York, 10013 herein represented by Clifford A.
                         Kendelhardt, duly authorized
                         (herein referred to as the "Transfer Agent")

                                    Page-1

WHEREAS Michael Parziole, Patrick Boutard, Christian Fayomi, Gareth Sargeant, Abdellah Azelmad, Gordon Harling, the Designated Vendors, the Purchaser and Ramtron have executed a Share Purchase Agreement dated August 29, 2005 (the "Purchase Agreement");

WHEREAS it is a condition for the consummation of the transactions contemplated in the Purchase Agreement that the parties shall have executed and delivered this Escrow Agreement;

WHEREAS the Designated Vendors have agreed to deposit with the Escrow Agent certain Ramtron Shares as hereinafter described and the Guarantors have agreed to deposit certain sums of money, to be held and dealt with by the Escrow Agent hereunder as provided herein.

NOW THEREFORE, THIS AGREEMENT WITNESSETH:

1.  PREAMBLE

The preamble shall form an integral part of this agreement.

2.  DEFINITION

All capitalized terms referred to herein shall have the meaning ascribed thereto in the Purchase Agreement unless otherwise specifically defined herein.

3.  ESCROW

3.1  Shares

Simultaneously with the execution and delivery of this Escrow Agreement, the Designated Vendors are depositing with the Escrow Agent shares of Ramtron in the proportions set forth in Exhibit A hereto representing the Escrow Shares as provided in Section 2.3(e) of the Purchase Agreement; such shares are herein referred to as the "Escrowed Shares". Forthwith hereafter, each of the Designated Vendors shall remit to the Escrow Agent all ancillary documents necessary to make such Escrowed Shares suitable for transfer.

3.2  Cash

Simultaneously with the execution and delivery of this Escrow Agreement, the Guarantors are depositing with the Escrow Agent the sum of US$62,500, being US$37,500 in the case of Irv Lustigman and US$25,000 in the case of Andre Lafontaine, as provided in Section 8.4(b) of the Purchase Agreement; such sum is herein referred to as the "Escrowed Amount". The Escrowed Amount shall be deposited by the Escrow Agent in an interest bearing account and held in accordance herewith. Any interest earned shall be dealt with in the same manner as the capital thereof, i.e. if all the capital is ultimately remitted to Indemnittee (as hereinafter defined) then all interest shall also be remitted thereto and if only a portion of such capital is remitted to Indemnittee then only such portion of the interest shall be remitted to Indemnitee and the balance returned to Guarantors.

                                    Page-2

3.3  Allocation

The Escrowed Shares shall be used to satisfy the payment by the Designated Vendors of any exigible claims for indemnification made by the Purchaser and/or Ramtron (collectively the "Indemnitee") against any of the Designated Vendors pursuant to the Purchase Agreement whether as a consequence of a Direct Claim (as hereinafter defined) or a Third Party Claim (as hereinafter defined) (an "Indemnification Claim"), subject to the terms and conditions hereof. The Escrow Agent shall give instructions to Transfer Agent to dispose of the Escrowed Shares in accordance with the terms and conditions hereof.
In the event that an Indemnification Claim made against all Designated Vendors results from Section 8.1(b) of the Purchase Agreement, then only Eighty-Seven and one half percent (87.5%) of such claim shall be exigible from the Escrowed Shares and the balance thereof shall be exigible from the Escrowed Amount. The Guarantors hereby, solidarily, guarantee in favour of the Designated Vendors, but for the exclusive benefit of Indemnittee, 12.5% of the Indemnification Claim made against all Designated Vendors, the whole without the benefit of division and discussion thereto and without the benefit of any additional defences, rights of contestation or dispute thereto, it being understood that the only dispute or defence mechanism in virtue of an Indemnification Claim shall be a dispute by the Designated Vendors in virtue of Section 4 hereof and the Guarantors shall be bound by the determination and decision of Designated Vendors thereto.

Unless a Disputed Amount is determined herein, at the request of the Indemnittee, the Escrowed Amount shall be automatically used, without additional formalities of any kind, notices or requirements and notwithstanding any contrary order, direction or contestation thereto to immediately satisfy Twelve and one half percent (12.5%) of any Indemnification Claim made against all Designated Vendors simultaneously with the payment of any Claim Notice from any of the Escrowed Shares.

4.  PROCEDURE WITH RESPECT TO AN INDEMNIFICATION CLAIM

4.1  Claims by Indemnitee against all Designated Vendors

Promptly upon the Indemnitee becoming aware of any circumstances which have given or could give rise to an Indemnification Claim (a "Direct Claim") against all Designated Vendors or promptly after receipt by the Indemnitee of notice from a third party of any claim or circumstance that, with the lapse of time, would give rise to a claim by a third party, or of the commencement (or threatened commencement) of any action, proceeding or investigation (a "Third Party Claim") against all Designated Vendors that may result in Damages (as defined in the Purchase Agreement), such Indemnitee shall be entitled to deliver to the Designated Vendors, the Guarantors and the Escrow Agent, up to and including the day before the Release Date (as this expression is hereinafter defined), a notice in writing stating that the events referred to in the Indemnification Claim have in fact taken place, claiming entitlement either to a portion of the Escrowed Shares as a consequence of the Indemnification Claim or to a portion of the Escrowed Shares and the Escrowed Amount (the "Claim Notice"), which Claim Notice shall specify in reasonable detail the amount claimed thereunder and the reason for such claim and that the Designated Vendors and the Guarantors have concurrently received a written notice of the event referred to in the Indemnification Claim.

                                    Page-3

4.2  Claims by Indemnitee against one Designated Vendor

Promptly upon the Indemnitee becoming aware of any circumstances which have given or could give rise to a Direct Claim against one Designated Vendor or promptly after receipt by the Indemnitee of notice from a third party of any claim or circumstance that, with the lapse of time, would give rise to a Third Party Claim against one Designated Vendor that may result in Damages (as defined in the Purchase Agreement), such Indemnitee shall be entitled to deliver to the relevant Designated Vendor and the Escrow Agent, up to and including the day before the Release Date (as this expression is hereinafter defined), a Claim Notice stating that the events referred to in the Indemnification Claim have in fact taken place, claiming entitlement to a portion of the Escrowed Shares deposited by the relevant Designated Vendor, which Claim Notice shall specify in reasonable detail the amount claimed thereunder and the reason for such claim and that the relevant Designated Vendor has concurrently received a written notice of the event referred to in the Indemnification Claim.

4.3 The Response of the Designated Vendors in the case of a claim against all Designated Vendors

With respect to a Direct Claim against all Designated Vendors, in the event that the Designated Vendors receive a Claim Notice, each Designated Vendor shall, within ninety (90) days after receiving the Claim Notice (during which period the Designated Vendors may make such investigation of the Direct Claim as is considered necessary or desirable and, for the purpose of said investigation, the Indemnitee shall make available to the Designated Vendors the information relied on by the Indemnitee to substantiate the Direct Claim, together with such information as the Designated Vendors may reasonably request), deliver to Indemnitee and the Escrow Agent a notice in writing specifying the extent, if any, to which the Designated Vendor agrees with the amount claimed in the Claim Notice and shall specify in reasonable detail the reasons for any dispute thereof (individually the "Response Notice" and collectively the "Response Notices"). If (a) a Majority (defined herein as a majority of the Designated Vendors based on the number of Escrowed Shares at the time of the receipt of the Claim Notice) of the Designated Vendors deliver Response Notices agreeing that the Escrow Agent shall pay to Indemnitee the entire amount claimed in the Claim Notice or (b) Indemnitee and a Majority of the Designated Vendors have satisfactorily resolved a dispute with respect to a claim by written agreement, and provided a copy of such agreement to the Escrow Agent or (c) a Majority of the Designated Vendors fail to send Response Notices to the Indemnitee and the Escrow Agent within the ninety (90) day period hereinabove set forth, then the Escrow Agent shall promptly remit to the Indemnitee that number of Escrowed Shares and, if applicable, that portion of the Escrowed Amount as shall be necessary to pay the amount set forth in either the written agreement between the Indemnitee and the Designated Vendors or in the Claim Notice, as the case may be, to Indemnitee. However, if the Escrow Agent receives a Response Notice indicating that the Majority of the Designated Vendors dispute, in whole or in part, the amount claimed in the Claim Notice, the Escrow Agent shall make no payment in response to such Claim Notice except in compliance with subsection 4.5 hereof.

                                    Page-4

With respect to a Third Party Claim against all Designated Vendors, in the event the Designated Vendors receive a Claim Notice, each Designated Vendor shall, within thirty (30) days (or sooner if the nature of the asserted liability so requires) after receiving such Claim Notice deliver to the Indemnitee, a Response Notice. Upon conclusion of the Third Party Claim either by (i) agreement in writing between the Majority of the Designated Vendors and the Indemnitee which delivered the Claim Notice, (ii) agreement in writing between the third party claimant(s), the Majority of the Designated Vendors and the Indemnitee who delivered the Claim Notice or
(iii) the final judgment of a court of competent jurisdiction for which there is no right of appeal or the decision of the arbitrator in accordance herein, the Indemnitee shall deliver to the Designated Vendors and the Escrow Agent a notice stating the Damages incurred in connection with such Third Party Claim (a "Damage Notice") together with a copy of such agreement or judgment, as the case may be. Within five (5) business days of receipt of such Damage Notice, the Escrowed Agent shall promptly remit to the Indemnitee that number of Escrowed Shares and, if applicable, the portion of the Escrowed Amount, as the case may be, as shall be necessary to pay the amount set forth in the Damage Notice to the Indemnitee having delivered the Damage Notice.

4.4 The Response of a Designated Vendor in the case of a claim against one Designated Vendor

With respect to a Direct Claim against one Designated Vendor, in the event that said Designated Vendor receives a Claim Notice, it shall, within ninety
(90) days after receiving the Claim Notice (during which period said Designated Vendor may make such investigation of the Direct Claim as is considered necessary or desirable and, for the purpose of said investigation, the Indemnitee shall make available to said Designated Vendor the information relied on by the Indemnitee to substantiate the Direct Claim, together with such information as said Designated Vendor may reasonably request), deliver to Indemnitee and the Escrow Agent a Response Notice. The Response Notice shall specify the extent, if any, to which the relevant Designated Vendor agrees with the amount claimed in the Claim Notice and shall specify in reasonable detail the reasons for any dispute thereof. If (a) the relevant Designated Vendor delivers a Response Notice agreeing that the Escrow Agent shall pay to Indemnitee the entire amount claimed in the Claim Notice or (b) Indemnitee and the relevant Designated Vendor have satisfactorily resolved a dispute with respect to a claim by written agreement, and provided a copy of such agreement to the Escrow Agent or (c) the relevant Designated Vendor fails to send a Response Notice to Indemnitee and the Escrow Agent within the ninety (90) day period hereinabove set forth, then the Escrow Agent shall promptly remit to the Indemnitee that number of Escrowed Shares deposited by the relevant Designated Vendor as shall be necessary to pay the amount set forth in either the written agreement between the Indemnitee and the relevant Designated Vendor or in the Claim Notice, as the case may be, to Indemnitee. However, if the Escrow Agent receives a Response Notice indicating that the relevant Designated Vendor disputes, in whole or in part, the amount claimed in the Claim Notice, the Escrow Agent shall make no payment in response to such Claim Notice except in compliance with subsection 4.6 hereof.

                                    Page-5

With respect to a Third Party Claim against one Designated Vendor, in the event the said Designated Vendor receives a Claim Notice, it shall, within thirty (30) days (or sooner if the nature of the asserted liability so requires) after receiving such Claim Notice deliver to the Indemnitee, a Response Notice. Upon conclusion of the Third Party Claim either by
(i) agreement in writing between the relevant Designated Vendor and the Indemnitee which delivered the Claim Notice, (ii) agreement in writing between the third party claimant(s), the relevant Designated Vendor and the Indemnitee who delivered the Claim Notice or (iii) the final judgment of a court of competent jurisdiction for which there is no right of appeal or the decision of the arbitrator in accordance herein, the Indemnitee shall deliver to the relevant Designated Vendor and the Escrow Agent a Damage Notice together with a copy of such agreement or judgment, as the case may be. Within five (5) business days of receipt of such Damage Notice, the Escrow Agent shall promptly remit to the Indemnitee that number of Escrowed Shares deposited by the relevant Designated Vendor as shall be necessary to pay the amount set forth in the Damage Notice to the Indemnitee having delivered the Damage Notice.

4.5  Disputed Claims in the case of claims made against all Designated
     Vendors

If the Escrow Agent receives Response Notices indicating that the Majority of the Designated Vendors dispute, in whole or in part, the amount claimed in the Claim Notice, then the Escrow Agent shall (a) remit to the Indemnitee that number of Escrowed Shares and the Escrowed Amount, as the case may be, as shall be necessary to pay to the Indemnitee the portion of the claim of the Indemnitee set forth in the Claim Notice which the Majority of the Designated Vendors has indicated in the Response Notice is not subject to dispute, if any, as set forth in the Response Notice; and (b) continue to hold the portion of the amount set forth in the Claim Notice which is subject to the dispute (the "Disputed Amount") in escrow as part of the Escrowed Shares and the Escrowed Amount, as the case may be,until it shall have received joint written instructions executed by the Indemnitee and the Majority of the Designated Vendors, and in such event, shall deal with the Disputed Amount as directed in such instructions, or (c) continue to hold the Disputed Amount until it receives a final judgment of a court of competent jurisdiction from which there is no appeal or the decision of the arbitrator in accordance herein, in which event the Escrow Agent shall deal with the Disputed Amount as directed in such judgment.

4.5  Disputed Claims in the case of claims made against one Designated Vendor

If the Escrow Agent receives a Response Notice indicating that the relevant Designated Vendor disputes, in whole or in part, the amount claimed in the Claim Notice against said Designated Vendor, then the Escrow Agent shall
(a) remit to the Indemnitee that number of Escrowed Shares deposited by the relevant Designated Vendor as shall be necessary to pay to the Indemnitee the portion of the claim of the Indemnitee set forth in the Claim Notice which the said Designated Vendor has indicated in the Response Notice is not

                                    Page-6
subject to dispute, if any, as set forth in the Response Notice; and
(b) continue to hold the Disputed Amount in escrow as part of the Escrowed Shares deposited by the relevant Designated Vendor until it shall have received joint written instructions executed by the Indemnitee and the said Designated Vendor, and in such event, shall deal with the Disputed Amount as directed in such instructions, or (c) continue to hold the Disputed Amount until it receives a final judgment of a court of competent jurisdiction from which there is no appeal or the decision of the arbitrator in accordance herein, in which event the Escrow Agent shall deal with the Disputed Amount as directed in such judgment.

5.  DISTRIBUTIONS FROM THE ESCROWED SHARES AND THE ESCROWED AMOUNT

Subject to the provisions of Section 4 above, the Escrow Agent shall distribute to each Designated Vendor in the proportions set forth in Exhibit A hereto (to be adjusted, if necessary, to take into account a claim against only one Designated Vendor, it being understood that only the Escrowed Shares of a Designated Vendor shall be used to satisfy claims made against said Designated Vendor) from the Escrowed Shares, on the day which is twelve (12) months and one business day after the date of this Escrow Agreement (the "Release Date") all of the Escrowed Shares; provided, however, that the number of Escrowed Shares to be released to the Designated Vendors shall be reduced by 1) the number of Escrowed Shares corresponding to the aggregate amount claimed pursuant to Claim Notices delivered by the Indemnitee pursuant to Section 4.1 hereof prior to any Release Date and which have not been resolved pursuant to Section 4.3, or pursuant to which payment has not been made pursuant to Section 4.5 (the "Outstanding Claims") on the Release Date and 2) in the case of claims against only one Designated Vendor, the number of Escrowed Shares corresponding to the aggregate amount claimed pursuant to Claim Notices delivered by the Indemnitee pursuant to Section 4.2 hereof prior to any Release Date and which have not been resolved pursuant to
Section 4.4, or pursuant to which payment has not been made pursuant to
Section 4.6 (the "Outstanding Claims") on the Release Date ; provided, further, that any Escrowed Share not distributed to the Designated Vendors, or the relevant Designated Vendor, as the case may be, by reason of the existence of Outstanding Claims on such Release Date shall be distributed to the Designated Vendors, or the relevant Designated Vendor, as soon as practicable following the resolution of each such Outstanding Claim, and after making all payments required to be made to the Indemnitee, if any in respect of each such Outstanding Claim, the whole in accordance with the provisions of Sections 4.3, 4.4, 4.5 or 4.6 as the case may be.

Subject to the provisions of Section 4 above, the Escrow Agent shall distribute to each Guarantor (60% in the case of Irv Lustigman and 40% in the case of Andre Lafontaine)on the Release Date all of the Escrowed Amount, provided, however, that the Escrowed Amount to be released to the Guarantors shall be reduced by 1) the aggregate amount claimed pursuant to the Outstanding Claims on the Release Date; provided, further, that any Escrowed Amount not distributed to the Guarantors, by reason of the existence of Outstanding Claims on such Release Date shall be distributed to the Guarantors as soon as practicable following the resolution of each such Outstanding Claim, and after making all payments required to be made to the Indemnitee, if any in respect of each such Outstanding Claim, the whole in accordance with the provisions of Sections 4.3, or 4.5 as the case may be.

                                    Page-7

6.  MATTERS RESPECTING THE ESCROWED SHARES

6.1 For the purposes of the calculation of the number of Escrowed Shares to be remitted to Indemnitee pursuant to Sections 4.3, 4.4, 4.5 and 4.6, the price of one Escrowed Share shall be based upon the average closing sale price of Ramtron International Corporation's share on NASDAQ for the thirty
(30) trading days ending two (2) trading days prior to the date that the Indemnification Claim is resolved, such date of resolution being indicated in writing to the Escrow Agent hereto. Such calculation shall be made by Escrow Agent or its representatives and communicated, in writing, to the parties hereto.

6.2 All voting rights to the Escrowed Shares shall be retained by the Designated Vendors until such time as a such shares may be released to Indemnittee or the termination herein.

7.  TERMINATION OF THIS ESCROW AGREEMENT

7.1 This Escrow Agreement shall terminate with respect to all parties upon the distribution of all of the Escrowed Shares and Escrowed Amount held by the Escrow Agent pursuant to this Escrow Agreement or as may otherwise be agreed upon by the Purchaser and the Designated Vendors.

7.2 This Escrow Agreement shall terminate with respect to a Designated Vendor upon the distribution of all of the Escrowed Shares held by the Escrow Agent pursuant to this Escrow Agreement with respect to said Designated Vendor or as may otherwise be agreed upon by the Purchaser and said Designated Vendor.

8.  AUTHORIZATION AND DUTIES OF THE ESCROW AGENT

8.1  Authorization

The Purchaser and the Designated Vendors hereby authorize the Escrow Agent to give instructions to the Transfer Agent, in order to exercise its duties pursuant to this Agreement and hereby authorize the Transfer Agent to execute such instructions in order for Escrow Agent to execute such instructions in order for Escrow Agent to exercise such duties.

8.2  Duties Limited

The Escrow Agent shall perform only the duties expressly set forth herein. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith.

                                    Page-8

8.3  Reliance

The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, request or other document purported to be furnished to it hereunder and the Escrow Agent shall not be bound to enquire as to the veracity, accuracy or adequacy thereof or be bound by any notice, instruction, request or other document to the contrary by any person other than a person entitled to give such notice. and each of the parties hereto shall not hold the Escrow Agent liable for any loss or injury to it.

8.4  Indemnity; Good Faith

The Escrow Agent shall incur no liabilities hereunder or in connection herewith for anything whatsoever and the Purchaser and the Designated Vendors hereby release the Escrow Agent and such persons from any action, cause of action, claim, demand, damage, loss, cost, liability, penalty and expense whatsoever, whether arising, directly or indirectly, by way of statute, contract, tort or otherwise. In the case of a claim made against all Designated Vendors, the Purchaser, Ramtron and the Designated Vendors shall solidarily indemnify the Escrow Agent and hold it harmless against any action, cause of action, claim, demand, damage, loss, liability or expense arising out of or in connection with this Escrow Agreement, including the costs and expenses incurred in defending any such claim of liability. In the case of a claim made against one Designated Vendor, the Purchaser, Ramtron and the relevant Designated Vendor shall solidarily indemnify the Escrow Agent and hold it harmless against any action, cause of action, claim, demand, damage, loss, liability or expense arising out of or in connection with this Escrow Agreement, including the costs and expenses incurred in defending any such claim of liability. Notwithstanding any other provision of this Escrow Agreement, the foregoing indemnification shall survive termination of this Escrow Agreement.

8.5  Disputes

In the event of any disagreement between the parties hereto resulting in adverse claims or demands with respect to any of the Escrowed Shares or the Escrowed Amount, the Escrow Agent shall be entitled, at its option, to refuse to comply with any claims or demands on it with respect thereto as long as such disagreement shall continue, and in so refusing, the Escrow Agent may elect to make no delivery of the Escrowed Shares or the Escrowed Amount, as the case may be. In so doing, the Escrow Agent shall not be or become liable in any way to the parties hereunder for its failure or refusal to comply with such claims or demands. In the event of any disagreement or apparent disagreement between the parties hereto resulting in adverse claims or demands with respect to the Escrowed Shares or Escrowed Amount or if any of the parties hereto, including the Escrow Agent, are in or appear to be in disagreement about the interpretation of this Escrow Agreement or the Purchase Agreement, as it relates to this Escrow Agreement, or about the rights and obligations of the Escrow Agent or the propriety of an action

                                    Page-9
contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent may, at its option, deposit the Escrowed Shares and the Escrowed Amount or any part thereof then in its possession with a court of competent jurisdiction and seek instruction or direction from a court of competent jurisdiction which direction may include a request for an interpleader order. In the case of claims made against all the Designated Vendors the Escrow Agent shall be solidarily indemnified by the other parties hereunder in any such action, interpleader or any other action or proceeding for all costs, expenses and fees in its capacity as Escrow Agent in connection with any deposit or any action brought in connection with this Escrow Agreement. In the case of claims made against one Designated Vendor, the Escrow Agent shall be indemnified by the Purchaser, Ramtron and the Designated Vendor hereunder solidarily in any such action, interpleader or any other action or proceeding for all costs, expenses and fees in its capacity as Escrow Agent in connection with any deposit or any action brought in connection with this Escrow Agreement. The parties hereto acknowledge and agree that the Escrow Agent shall be entitled to represent itself in connection with any legal actions taken in connection with this Escrow Agreement. Upon the Escrow Agent's delivery or deposit of the Escrowed Shares or Escrowed Amount in accordance with the provisions of this Escrow Agreement, the Escrow Agent shall be automatically and immediately discharged and released from all duties and obligations under this Escrow Agreement to any party hereto and to any other person with respect to any part of the monies held in escrow hereunder.

8.6  Restriction of Indemnity

The indemnities, releases and limitations of liability contained in this
Section 8 shall not apply with respect to any matter arising out of the wilful misconduct or negligence of the Escrow Agent.

9.  RESIGNATION OF ESCROW AGENT; SUCCESSOR ESCROW AGENT

9.1  Resignation

The Escrow Agent may resign at any time by giving notice of such resignation to the other parties hereto. In such event the Escrow Agent shall not take any action until the the Majority of the Designated Vendors and the Indemnitee have jointly designated a bank, trust company, solicitor or other person as successor Escrow Agent. Upon receipt of instructions to do so signed by the Purchaser and the Majority of the Designated Vendors (or one Designated Vendor, if this Agreement has terminated with respect to the other Designated Vendors), the Escrow Agent shall promptly deliver the Escrowed Shares, the Escrowed Amount and any other sums held pursuant hereto to such successor Escrow Agent, such successor shall execute a counterpart of this Agreement pursuant to which the successor Escrow Agent agrees to be bound by all of the provisions hereof and the Escrow Agent shall refund all pre-paid fees, on a pro-rata basis, paid to the Escrow Agent hereunder that relate to periods after said transfer (such refunded fees shall be divided and paid to the Purchaser and the Designated Vendors (or one Designated Vendor, if this Agreement has terminated with respect to the other Designated Vendors) in equal amounts). Upon the date of such delivery, the Escrow Agent shall have no further obligation hereunder.

                                    Page-10

9.2  Termination

The Purchaser and the Majority of the Designated Vendors (or one Designated Vendor, if this Agreement has terminated with respect to the other Designated Vendors) together may terminate the appointment of the Escrow Agent and select a successor Escrow Agent hereunder upon notice specifying the date upon which such termination and succession shall take effect. In the event of such termination, the Escrow Agent shall turn over to such successor Escrow Agent the Escrowed Shares, the Escrowed Amount and any other funds held by it pursuant to this Escrow Agreement, net of any fees, expenses or disbursements pursuant to Section 10. Upon the appointment of the successor Escrow Agent, such successor Escrow Agent shall execute a counterpart of this Agreement pursuant to which the successor Escrow Agent agrees to be bound by all of the provisions hereof.

10.  FEES AND EXPENSES OF THE ESCROW AGENT

10.1 The Purchaser and the Designated Vendors, in proportion to the number of Escrowed Shares deposited by each Designated Vendor (or one Designated Vendor if the claims relate only to said Designated Vendor) shall each pay fifty percent (50%) of the fees of the Escrow Agent for the Escrow Agent's services hereunder (as set out in Exhibit B) for the first year of this Agreement which shall be paid at the same time as the Escrowed Shares and the Escrowed Amount shall be deposited herein with the Escrow Agent. All expenses and disbursements incurred in carrying out the Escrow Agent's duties hereunder or under the indemnity provided in Section 8 (such latter expenses shall be advanced to Escrow Agent, upon request) and, in the case the Escrow is extended beyond one year and one business day, the fees of the Escrow Agent for the Escrow Agent's services hereunder shall be paid as to fifty percent (50%) by the Purchaser and as to 50% by the Designated Vendors in proportionto the number of Escrowed Shares then deposited by each Designated Vendor indicated in the attached schedule (or one Designated Vendor if the claims relate only to said Designated Vendor). In the case of a dispute between the Indemnitee and the Designated Vendors (or one Designated Vendor, if the claims relate to only one Designated Vendor), the Escrow Agent may retain such independent counsel or other advisors as it may reasonably require for the purpose of discharging or determining its duties, obligations or rights hereunder, and may act and rely upon the advice or opinion so obtained and fifty percent (50%) of the reasonable fees, expenses or disbursements of any such counsel shall be paid by the Designated Vendors (or one Designated Vendor, if the claims relate to only one Designated Vendor) and the remaining fifty percent (50%) of such fees, expenses or disbursements of any such counsel shall be paid by the Purchaser. This section shall survive termination of this Escrow Agreement.

10.2 The Purchaser and the Designated Vendors (or one Designated Vendor, if the claims relate only to said Designated Vendor) shall pay the Escrow Agent's charges within thirty (30) days of the date of an invoice from the Escrow Agent. Any amount outstanding after such period shall accrue interest, calculated daily, at the Escrow Agent's banker's annual prime interest rate plus 3%. All such fees may be increased after a period of two years from the date of this Agreement upon thirty (30) days' written notice to the parties.

                                    Page-11

10.3 In all cases, the Escrow Agent may require payment and shall have the right to retain out of the Escrowed Amount to be released, if unpaid in full for any fees, expenses and other amount howsoever owing to it hereunder prior to the return of Escrowed Shares or Escrowed Amount to any party in accordance with this Agreement.

11.  UNDERTAKINGS OF THE DESIGNATED VENDORS

11.1 All decisions and actions of the Designated Vendors shall be taken by a Majority of the Designated Vendors in connection with claims made against all Designated Vendors, including without limitation the defence or settlement of any claims for which any Designated Vendor may be required to indemnify Indemnitee and such decisions shall be binding on all the Designated Vendors and no Designated Vendor shall have the right to object, dissent, protest or otherwise contest the same.

11.2 In connection with claims made against all Designated Vendors, by its execution of this Agreement, each Designated Vendor agrees with the Purchaser, the Escrow Agent and with each other Designated Vendor that:

     (i) The Purchaser and the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Majority of the Designated Vendors as to the settlement of any claims for indemnification by Indemnitee or any other actions required to be taken by the Majority of the Designated Vendors hereunder, and no Designated Vendor shall have any cause of action against the Purchaser or the Escrow Agent for any action taken by the Purchaser or the Escrow Agent in reliance upon the instructions or decisions of the Majority of the Designated Vendors;

    (ii) All actions, decisions and instructions of the Majority of the Designated Vendors shall be conclusive and binding upon all of the Designated Vendors.

11.3 All fees and expenses incurred by the Majority of the Designated Vendors with the consent of the Majority of the Designated Vendors shall be paid by the Designated Vendors in proportion to the number of Escrowed Shares deposited by each Designated Vendor.

12.  ARBITRATION

12.1  All Disputes to be Arbitrated by Single Arbitrator

All disputes arising in connection with this Agreement which cannot be settled by way of negotiations shall be finally settled by a single arbitrator appointed pursuant to the procedures provided in the Code of Civil Procedure of Quebec, save and except for the appointment of the arbitrator, which appointment shall be effected in accordance with Section 12.2 hereof. The place of arbitration shall be in Montreal at the offices of counsel for the Indemnitee at the address designated in Section 13.1 hereof and the English language shall be used during the proceedings. The arbitrator so

                                    Page-12
appointed shall be instructed that time is of the essence in proceeding with its determination of any dispute and that its decision shall be rendered within six (6) months of its appointment. The decision of the arbitrator shall be in writing and shall be final and binding. The costs of such arbitration shall be equally paid by the Designated Vendors (or one Designated Vendor if the claims relate only to said Designated Vendor) on the one hand and by the Purchaser on the other hand, except as otherwise provided in the arbitration award. The parties hereto shall keep strictly confidential the content of any such arbitration proceedings and any arbitration award made in such proceedings except for the purposes of the homologation of the arbitration award.

12.2  Appointment of Arbitrator

In the event that a dispute arises between any of the parties hereto and such parties are unable to settle such dispute by way of negotiations, any party to such dispute may at any time give notice (hereinafter in this Section 12.2 the "Arbitration Notice") to each other party to such dispute of the requirement of the party giving the Arbitration Notice that such dispute be submitted to arbitration as herein provided. Following the deemed receipt, pursuant to Section 13.1 hereof, by the other parties to such dispute, of the Arbitration Notice, if the parties in dispute shall be unable to agree upon the appointment of the arbitrator within fifteen (15) days after such deemed receipt of such Arbitration Notice, then any party to such dispute may apply to the applicable court of the Province of Quebec for the appointment of such arbitrator in accordance with the provisions of Articles 941 and following of the Code of Civil Procedure of Quebec.

13.  MISCELLANEOUS

13.1  Notices

Any notice or other communication permitted or required to be given hereunder by one party to the other shall be in writing and shall be delivered by hand or by courier service or by telecopier to the party entitled or required to receive the same, as follows:

IF TO THE PURCHASER:

4317467 Canada Inc.
1850 Ramtron  Drive,
Colorado Springs, CO
Attention: Eric Balzer, Chief Financial Officer and
Greg Jones, President, Technology Group
Facsimile:  (719) 481-9284

with a copy to Coudert Brothers LLP at:

333 Sough Hope Street
Los Angeles, CA 90071
Attention:  John St. Clair
Facsimile:  (213) 229-2999

                                    Page-13

Copy to:  Borden Ladner Gervais LLP
1000 de la Gauchetiere Street West
Suite 9000
Montreal (Quebec) H3B 5H4

Attention:  Me Sam Coppola
Telecopier:  (514) 954-1905


IF RAMTRON:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO 80921
Attention:  President
Telecopier:  (719) 481-9284

IF TO VENDORS:

Fonds de solidarite des travailleurs du Quebec (F.T.Q.)
545 Cremazie Boulevard East
Suite 200
Montreal, Quebec  H2M 2W4
Attention:  Legal Department
Telecopier:  514-383-2500

Business Development Bank of Canada
55 Metcalf Street
Suite 1400
Ottawa, Ontario  K1P 6L5
Attention:  Tim April
Telecopier:  613-996-7331

Investissement Technologie (3599) Inc.
600, de la Gauchtiere Street West
Montreal, Quebec  H3B4L8
Attention:  Corporate secretary
Facsimile:  (514) 395-8055

Vision2000 Venture, Ltd.
Strathvale House
North Church Street
P. O. Box 219 GT,
George Town, Grand Cayman
Cayman Islands
Attention:  John Seto
Telecopier: c/o Conyers Dill Pearman, attorneys 011-(852) 2524 7106

                                    Page-14

IF TO LUSTIGMAN:

830 Crevier Street
Montreal, Quebec, H4L 2W2
Telephone:  514-871-2447
Telecopier:  514-394-0661

IF TO LAFONTAINE:

257 Applebee
Pointe Claire, Quebec, H9R 5S1
Telephone:  514-871-2447 ext. 111
Telecopier:  514-394-0661

IF TO ESCROW AGENT:

National Bank Trust Inc.
1100 University, 12th Floor
Montreal, Quebec, H3B 2G7
Telephone:  514-871-7304
Telecopier:  514-871-7434
Attention:  Advisor, Corporate Services

IF TO TRANSFER AGENT:

Citibank, N.A.
388 Greenwich Street
14th Floor
New York, New York 10013
as intervenor
Telephone:  212-816-6672
Telecopier:  212-816-6673
Attention:  Clifford A. Kendelhardt

Notice delivered as aforesaid shall be deemed received on the date of actual delivery thereof. Each party may change its address by notice delivered in like manner. Notices and other communications may be signed by any officer of any party hereto or by their respective legal counsel.

13.2  Entire Agreement

This Escrow Agreement is entered into and delivered pursuant to the Purchase Agreement and contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements of the parties and their representatives, written or oral, respecting such subject matter.

13.3  Amendment

This Escrow Agreement shall not be amended or modified except by a writing duly executed by the parties hereto, and no such amendment or modification shall affect or be binding upon any party unless and until the Escrow Agent shall have agreed thereto in writing.

                                    Page-15

13.4  Waiver

Waiver of any term or condition of this Escrow Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same or condition, or a waiver of any other term or condition of this Escrow Agreement.

13.5  Binding Effect; Assignment

This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Escrow Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Escrow Agreement without the prior written consent of the other parties to this Escrow Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consent shall be void.

13.6  Dollar References

All payments to be made pursuant to this Agreement to the Purchaser shall be made in U.S. dollars. All payments to be made pursuant to this Agreement to the Escrow Agent shall be made in Canadian dollars.

13.7  Governing Law

This Escrow Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec without giving effect to the principles of conflict of laws thereof.

13.8  Further Assurances

Each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby except that the Escrow Agent shall not be bound to execute such further documents and other papers or to take such further actions unless it is otherwise expressly obligated hereunder. In this regard, at the time of transfer of any Escrowed Shares and at any time, if requested by Escrow Agent, each Designated Vendor shall deliver to Escrow Agent and the Transfer Agent, if necessary, all documents required to effect such transfer a duly endorsed proxy and transfer form with medallion guarantee thereon.

13.9  Counterparts

This Escrow Agreement may be executed in any number of counterparts, with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts shall together be deemed an original of this Escrow Agreement.

                                    Page-16

13.10  Language

Les parties ont exige que la presente convention et les documents qui s'y rattachent soient rediges en anglais seulement. The parties have requested that this Agreement and any documents related thereto be drafted in the English language only.

13.11  Headings

The headings in this Escrow Agreement are solely for convenience and shall not affect the rights of the parties to this Escrow Agreement.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

4317467 CANADA INC.


/s/ Greg Jones
----------------------
Per:  Greg Jones


RAMTRON INTERNATIONAL CORPORATION


/s/  Greg Jones
----------------------
Per:  Greg Jones


FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.)


/s/  Daniel Laporte
----------------------
Per:  Daniel Laporte


BUSINESS DEVELOPMENT BANK OF CANADA


/s/  Tim April
----------------------
Per:  Tim April


INVESTISSEMENT TECHNOLOGIE (3599) INC.


/s/  Jean Rocheleau
-------------------------
Per:  Jean Rocheleau

                                    Page-17

VISION2000 VENTURE LTD.


/s/  John Seto
----------------------
Per:  John Seto


NATIONAL BANK TRUST INC.


/s/  Andree Binette
------------------------
Per:  Andree Binette



/s/  Angelique Prono
------------------------
Per:  Angelique Prono


/s/ Irv Lustigman
----------------------
IRV LUSTIGMAN


/s/ Andre LaFontaine
----------------------
ANDRE LAFONTAINE

INTERVENTION

The undersigned hereby intervenes to declare having read the provisions of this Agreement and acknowledge the terms and conditions of this Agreement.


/s/ Clifford A. Kendelhardt
----------------------------
Per: Clifford A. Kendelhardt
Vice President
Citibank N.A. Depository Receipt Services
388 Greenwich Street, 14th Floor
New York, New York, 10013
Tel:  (212) 816-6672
Fax:  (212) 816-6673

                                    Page-18